Exhibit 10.1

Execution Version

SECOND AMENDMENT AND JOINDER TO CREDIT AGREEMENT

THIS SECOND AMENDMENT AND JOINDER TO CREDIT AGREEMENT (this “Amendment”) dated as of March 19, 2020, is entered into by and among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Utah, Inc., Rush Truck Centers of Ohio, Inc., Rush Truck Centers of Kansas, Inc., Rush Truck Centers of Missouri, Inc., Rush Truck Centers of Virginia Inc., Rush Truck Centers of Indiana Inc., Rush Truck Centers of Illinois Inc., Rush Truck Centers of Nevada, Inc., Rush Truck Centers of Kentucky, Inc., RIG TOUGH, INC., LOS CUERNOS, INC., AIRUSH, INC., RUSH TRUCK LEASING, INC. AND RUSH ADMINISTRATIVE SERVICES, INC., each a Delaware corporation, Rush Truck Centers of Texas, L.P., a Texas limited partnership (collectively, the “Existing Borrowers” and each individually, an “Existing Borrower”), each Additional Borrower (as defined below), Rush Enterprises, Inc., a Texas corporation (“Holdings”), each Lender party hereto and BMO HARRIS BANK N.A., in its capacity as administrative agent under the Loan Documents (in such capacity, the “Administrative Agent”).

RECITALS

A.     The Existing Borrowers, Holdings, each other Loan Party party thereto from time to time, the financial institutions party thereto from time to time as lenders (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 21, 2017 (as amended by that certain First Amendment to Credit Agreement, dated as of April 25, 2019, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings indicated in the Credit Agreement, as amended hereby).

B.     The Existing Borrowers have requested that the Lenders amend the Credit Agreement in certain respects and the Lenders signatory hereto have agreed to amend the Credit Agreement, subject to the terms and conditions hereof.

C.     Rush Medium-Duty Truck Centers of California, Inc., a Delaware corporation, Rush Truck Centers of Nebraska, Inc., a Delaware corporation, Rush Truck Centers of Pennsylvania, Inc., a Delaware corporation, and RTC Central San Antonio, Inc., a Delaware corporation (each an “Additional Borrower” and together the “Additional Borrowers”) are Domestic Subsidiaries of Holdings.

D.     Section 7.13 of the Credit Agreement requires that, in the event that, subsequent to the Closing Date, any Person becomes a Domestic Subsidiary of Holdings, other than Immaterial Subsidiaries, then, within thirty (30) days of being formed or acquired, such Person shall become a Borrower under the Credit Agreement and, within such thirty (30) day period, (i) execute and deliver to the Administrative Agent a joinder to the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, and all relevant documentation with respect thereto as such Person would have been required to provide and take if such Person had been a Borrower on the Closing Date and (ii) complete all actions with respect to the Credit Agreement as such Person would have been required to provide and take if such Person had been a Borrower on the Closing Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

I.  JOINDER

1.1.     By executing and delivering this Amendment, each Additional Borrower hereby (a) agrees that from and after the date of this Amendment it shall be a Borrower under the Credit Agreement as if it were a signatory thereto and shall be bound by all of the terms, conditions, covenants, agreements and obligations of a Borrower and a Loan Party set forth in the Credit Agreement and each other Loan Document, (b) accepts joint and several liability as a Borrower for the Obligations under the Credit Agreement and the other Loan Documents pursuant to the terms of the Credit Agreement and such other Loan Documents, subject to the limitations set forth in Section 2.15(c) of the Credit Agreement, and (c) confirms that, after giving effect to the supplement to the Schedules to the Credit Agreement provided for in Section 1.2 below, the representations and warranties contained in Article VI of the Credit Agreement are true and correct as they relate to such Additional Borrower as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date). Each Additional Borrower hereby agrees that each reference to a “Borrower”, the “Borrowers”, a “Loan Party” or the “Loan Parties” in the Credit Agreement and the other Loan Documents, including this Amendment, shall include such Additional Borrower.

1.2.    Attached as Exhibit A hereto are supplements to Schedules 5.01 (Good Standing and Foreign Qualification Jurisdictions), 6.02(a) (Consents and Approvals) and 6.03 (Group Members) to the Credit Agreement that include all information required to be provided therein with respect to the Additional Borrowers. Each such Schedule shall be attached to the Credit Agreement, and on and after the date hereof all references in any Loan Document to any such Schedule to the Credit Agreement shall mean such Schedule as so supplemented hereby; provided, that any use of the term “as of the date hereof”, as of the Closing Date, or any term of similar import, in any provision of the Credit Agreement relating to any Additional Borrower or any of the information amended by such Schedule supplement hereby, shall be deemed to refer to the date of this Amendment.

1.3      Notwithstanding anything contained in the Credit Agreement, including without limitation, Sections 2.01 (Loan Commitments), 2.03 (Letters of Credit) and 2.04 (Swing Line Loans), the Lenders and Letter of Credit Issuer shall not have any obligation to honor any Request for Credit Extension or make any Credit Extension, directly or indirectly, to any Additional Borrower until the Administrative Agent shall have completed its customary due diligence and perfection and priority review.

1.4     The Lenders hereby waive any Default or Event of Default under the Credit Agreement as a result of the Additional Borrowers not, within thirty (30) days of being formed, becoming Borrowers under the Credit Agreement and, within such thirty (30) day period, (i) executing and delivering to the Administrative Agent a joinder to the Credit Agreement, in form and substance reasonably satisfactory to Administrative Agent and all relevant documentation with respect thereto as such Person would have been required to provide and take if such Person had been a Borrower on the Closing Date and (ii) completing all actions with respect to the Credit Agreement as such Person would have been required to provide and take if such Person had been a Borrower on the Closing Date.

II.  AMENDMENTS

2.1.     Section 1.01 (Defined Terms) of the Credit Agreement is amended by replacing the defined term “Maturity Date” in its entirety with the following:

“Maturity Date” means the earlier of (i) June 30, 2022 and (ii) the date on which all commitments under the Floor Plan Credit Agreement shall have terminated, whether as a result of the occurrence of the Commitment Termination Date (as defined in the Floor Plan Credit Agreement) or otherwise.

2.2     Section 1.01 (Defined Terms) of the Credit Agreement is further amended by inserting the following new defined term in the appropriate alphabetical order:

“Monthly Reporting Trigger Period” means the period (a) commencing on the day that Total Revolving Credit Outstandings have been greater than $10,000,000 for a period of ten (10) consecutive days (i.e., commencing on such tenth (10th) day) and (b) continuing until the date that Total Revolving Credit Outstandings shall have equaled zero for each of the previous thirty (30) consecutive days.

2.3.     Section 7.01(e) (Borrowing Base Certificate) of the Credit Agreement is amended by amending and restating such Section in its entirety with the following:

(e)     Borrowing Base Certificate. Within twenty (20) days after the end of each Fiscal Quarter, Borrower Agent shall deliver to the Administrative Agent, in form and detail reasonably acceptable to the Administrative Agent, a Borrowing Base Certificate as of the last day of such Fiscal Quarter, with such supporting materials as the Administrative Agent shall reasonably request (including, without limitation, reporting of (i) gross Parts Inventory, (ii) Parts Inventory ineligibles and (iii) changes in value and depreciation amounts of Company Vehicles); provided that, if a Monthly Reporting Trigger Period exists, Borrower Agent shall execute and deliver to the Administrative Agent Borrowing Base Certificates and such supporting materials as the Administrative Agent shall reasonably request on a monthly basis, on or before the 20th of each month, for the immediately preceding month-end; provided, further, that, if a Reporting Trigger Period exists, Borrower Agent shall execute and deliver to the Administrative Agent Borrowing Base Certificates on a weekly basis, on or before Wednesday of each week, for the immediately preceding week-end; provided, further, that if (I) the aggregate value of Parts Inventory Disposed of or otherwise returned to a supplier, vendor or other Person, whether for cash, credit or otherwise, exceeds in any Fiscal Quarter (or, if a Monthly Reporting Trigger Period exists, in any month) $10,000,000 or (II) the aggregate value of all Company Vehicles Disposed of in any Fiscal Quarter (or, if a Monthly Reporting Trigger Period exists, in any month) exceeds $10,000,000, then Borrower Agent shall promptly deliver to the Administrative Agent an updated Borrowing Base Certificate giving effect to such returns and Dispositions, as applicable. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Responsible Officer; provided that the Administrative Agent may from time to time review and adjust any such calculation to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserves or the Line Reserves.

III.  CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Loan Parties shall not have any rights under this Amendment, until the Administrative Agent shall have received, in each case, in form and substance reasonably satisfactory to the Administrative Agent:

(a)     duly executed signature pages to this Amendment from Holdings, the Existing Borrowers, the Additional Borrowers, the Lenders and the Administrative Agent;

(b)     duly executed signature pages to (a) a pledge amendment in substantially the form of Exhibit A to the Security Agreement from each holder of Stock of each Additional Borrower and (b) a security agreement supplement in substantially the form of Exhibit B to the Security Agreement from each Additional Borrower;

(c)     a perfection certificate signed by a Responsible Officer of each Additional Borrower;

(d)     such certificates of resolutions or other action, incumbency certificates (including specimen signatures), and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with, as applicable, this Amendment, the Credit Agreement and the other Loan Documents to which such Loan Party is a party;

(e)     such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in any other jurisdiction in which the failure to be so qualified would have a Material Adverse Effect, including certified copies of such Loan Party’s Constituent Documents, shareholders’ agreements, certificates of good standing and/or qualification to engage in business from each jurisdiction identified on, as applicable, Schedule 5.01 to the Credit Agreement and the supplement to such Schedule 5.01 attached as Exhibit A hereto;

(f)     a favorable opinion of Norton Rose Fulbright US LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and their successors and assigns, as to the matters concerning the Loan Parties, this Amendment and each other Loan Document to which any Additional Borrower is a party as the Administrative Agent may reasonably request;

(g)     certificates of Responsible Officers of the Borrower Agent either (A) identifying all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each such Loan Party of this Amendment and, in the case of the Additional Borrowers, the other Loan Documents to which it is a party, and stating that such consents, licenses and approvals shall be in full force and effect, and attaching true and correct copies thereof or (B) stating that no such consents, licenses or approvals are so required;

(h)     evidence that all insurance required to be maintained pursuant to the Loan Documents in respect of the Additional Borrowers has been obtained and is in effect;

(i)     Uniform Commercial Code financing statements, suitable in form and substance for filing in all places required by applicable law to perfect the Liens granted by the Additional Borrowers in favor of the Administrative Agent under the Security Instruments as first priority Liens as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary under applicable law to perfect such Liens of the Administrative Agent under such Security Instruments as first priority Liens in and to such other Collateral as the Administrative Agent may require;

(j)     Uniform Commercial Code search results through a recent date showing only those Liens on the assets of the Additional Borrowers as are acceptable to the Administrative Agent and Lenders; and

(k)     payment of all fees and expenses of the Administrative Agent (including reasonable fees, charges and disbursements of counsel to the Administrative Agent).

IV.  REPRESENTATIONS

Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:

4.1     Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite corporate or limited partnership power, as applicable, and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease, and to conduct its business as now or currently proposed to be conducted, (d) is in compliance in all material respects with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law, except where the failure to be in compliance would not have a Material Adverse Effect, and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect. The Borrowers are engaged in the business of selling Inventory at retail.

4.2     The execution, delivery and performance by such Loan Party of this Amendment (a) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities); (b) do not (i) contravene such Loan Party’s Constituent Documents, (ii) violate any applicable Requirement of Law, (iii) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Loan Party or any of its respective Subsidiaries (including other Loan Documents), other than those that would not, in the aggregate, have a Material Adverse Effect, or (iv) result in the imposition of any Lien (other than a Lien securing the Obligations) upon any property of such Loan Party or any of its Subsidiaries; and (c) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person.

4.3     This Amendment has been duly executed and delivered to the other parties hereto by such Loan Party, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.4     Such Loan Party (other than Holdings) is a wholly owned subsidiary of Holdings and has full corporate authority to bind itself to the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents.

4.5     Each of the representations and warranties contained in the Credit Agreement, this Amendment, and the other Loan Documents applicable to it is true and correct in all material respects on and as of the date hereof as if made on and as of such date.

4.6     Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

V.  MISCELLANEOUS

5.1    Loan Documents; Continued Effectiveness. This Agreement is one of the Loan Documents referred to in the Credit Agreement and shall be governed accordingly. As amended hereby, all terms of the Credit Agreement and the other Loan Documents, including without limitation the grant of security interest contained in the Security Agreement, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

5.2     Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by all Borrowers of this Amendment and the consummation of the transactions described herein and ratifies and confirms the terms of its guarantee of all Obligations with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of any Borrower to the Lenders or any other obligation of any Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of any Borrower, the guarantee by each Guarantor of all of the Obligations (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor with respect to the Obligations as amended hereby.

5.3     Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to the Lenders and Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5.4     No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Loan Documents or an accord and satisfaction in regard thereto.

5.5     Costs and Expenses. Borrowers agree to pay on demand all costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Administrative Agent with respect thereto.

5.6     Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

5.7    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an e-signature shall be as effective as delivery of a manually executed counterpart.

5.8     Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

5.9     Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

ADDITIONAL BORROWERS:

rush medium-duty truck centers of

california, inc.

By: /s/ W.M. “Rusty” Rush

Name: W.M. “Rusty” Rush

Title: CEO and President

RUSH TRUCK CENTERS OF NEBRASKA, INC.

By: : /s/ W.M. “Rusty” Rush

Name: W.M. “Rusty” Rush

Title: CEO and President

RUSH TRUCK CENTERS OF PENNSYLVANIA, INC.

By: : /s/ W.M. “Rusty” Rush

Name: W.M. “Rusty” Rush

Title: CEO and President

RTC CENTRAL SAN ANTONIO, INC.

By: : /s/ W.M. “Rusty” Rush

Name: W.M. “Rusty” Rush

Title: CEO and President

[Signature Page to Second Amendment and Joinder to Credit Agreement]

EXISTING BORROWERS:

RUSH TRUCK CENTERS OF ALABAMA, INC.

RUSH TRUCK CENTERS OF ARIZONA, INC.

RUSH TRUCK CENTERS OF CALIFORNIA, INC.

RUSH MEDIUM DUTY TRUCK CENTERS OF

COLORADO, INC.

RUSH TRUCK CENTERS OF COLORADO, INC.

RUSH TRUCK CENTERS OF FLORIDA, INC.

RUSH TRUCK CENTERS OF GEORGIA, INC.

RUSH TRUCK CENTERS OF NEW MEXICO, INC.

RUSH TRUCK CENTERS OF OKLAHOMA, INC.

RUSH TRUCK CENTERS OF TENNESSEE, INC.

RUSH TRUCK CENTERS OF NORTH CAROLINA, INC.

RUSH TRUCK CENTERS OF IDAHO, INC.

RUSH TRUCK CENTERS OF UTAH, INC.

RUSH TRUCK CENTERS OF OHIO, INC.

RUSH TRUCK CENTERS OF KANSAS, INC.

RUSH TRUCK CENTERS OF MISSOURI, INC.

RUSH TRUCK CENTERS OF VIRGINIA INC.

RUSH TRUCK CENTERS OF INDIANA INC.

RUSH TRUCK CENTERS OF ILLINOIS INC.

RUSH TRUCK CENTERS OF NEVADA, INC.

RUSH TRUCK CENTERS OF KENTUCKY, INC.

RIG TOUGH, INC.

LOS CUERNOS, INC.

AIRUSH, INC.

RUSH TRUCK LEASING, INC.

RUSH ADMINISTRATIVE SERVICES, INC.

By: : /s/ W.M. “Rusty” Rush

Name:   W.M. “Rusty” Rush

Title:     CEO and President

of each of the foregoing entities

RUSH TRUCK CENTERS OF TEXAS, L.P.

By: Rushtex, Inc., a Delaware corporation

By: : /s/ W.M. “Rusty” Rush

Name: W.M. “Rusty” Rush

Title: CEO and President

[Signature Page to Second Amendment and Joinder to Credit Agreement]

HOLDINGS: RUSH ENTERPRISES, INC. By: : /s/ W.M. “Rusty” Rush Name: W.M. “Rusty” Rush Title: CEO and President

[Signature Page to Second Amendment and Joinder to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDERS: BMO HARRIS BANK N.A., as Administrative Agent and a Lender By: /s/ Sarah E. Fyffe Name: Sarah E. Fyffe Title: Vice President

[Signature Page to Second Amendment and Joinder to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender By: /s/ Alfred Lopez Name: Alfred Lopez Title: Vice President

[Signature Page to Second Amendment and Joinder to Credit Agreement]

MASSMUTUAL ASSET FINANCE LLC, as a Lender By: /s/ Don Butler Name: Don Butler Title: SVP

[Signature Page to Second Amendment and Joinder to Credit Agreement]

NYCB SPECIALTY FINANCE COMPANY, LLC, A WHOLLY OWNED SUBSIDIARY OF NEW YORK COMMUNITY BANK, as a Lender By: /s/ John F.X. Chipman Name: John F.X. Chipman Title: Executive Vice President

[Signature Page to Second Amendment and Joinder to Credit Agreement]

FROST BANK, as a Lender By: /s/ Lane Allen Name: Lane Allen Title: Senior Vice President

[Signature Page to Second Amendment and Joinder to Credit Agreement]